Exhibit 10.2

November 2, 2017

Carvana, LLC
Attn: Kevin Hogan, Corporate Counsel
1930 West Rio Salado Parkway
Tempe, Arizona 85281

Dear Mr. Hogan:

Re:	Notice of Change in Release Period for Certain Vehicles

Under the terms of the Amended and Restated Inventory Financing and Security Agreement, dated July 27, 2015 (as amended, the “IFSA”), Carvana, LLC must make payment to the Ally Parties within five business days of the date a vehicle is sold. The IFSA also provides that the Ally Parties may, in their sole discretion, permit more time to take into account factors such as delays in the administration, processing and delivery of payments (the “Release Period,” as defined in the IFSA). The IFSA further provides that the existence, duration, terms, and continuation of the Release Period are subject to change from time to time by the Ally Parties, and a change in the Release Period does not constitute an amendment of the IFSA.

Consistent with the foregoing, the Ally Parties hereby provide notice that:

1.
With respect to vehicles sold by Carvana pursuant to a retail installment contract that becomes subject to the so-called “Flow Purchase” or “Warehouse Financing” credit facilities between the Ally Parties and Carvana and/or its affiliates, Carvana may make payment to the Ally Parties (under IFSA Section III.C.2(a)) on or before the earlier of: one business day after the Ally Parties fund Carvana (or its affiliate) under the Part A or Part B facility, or 15 business days after the date of sale (unchanged from February 10, 2017 letter agreement); and

2.
With respect to vehicles sold by Carvana pursuant to a retail installment contract, other than as described above in Paragraph 1, Carvana may make payment to the Ally Parties (under IFSA Section III.C.2(a)) on or before the earlier of: two business days after Carvana (or its affiliate) is funded, or 15 business days after the date of sale.

3.	In all other circumstances, Carvana may make payment to the Ally Parties (under IFSA Section III.C.2(a)) on or before five business days after the date of sale.

The Ally Parties reserve the right to adjust, increase or decrease these periods in the future, in their discretion.

Please execute this letter below and return a copy to me to acknowledge Carvana’s receipt and understanding of this notice.

ALLY BANK
		By:	/s/ Stephen Gambrel
		Name:	Stephen Gambrel
		Title:	Authorized Representative

ALLY FINANCIAL
		By:	/s/ Stephen Gambrel
		Name:	Stephen Gambrel
		Title:	Authorized Representative

Acknowledged:

Carvana, LLC
By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President